UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 15, 2006
Date of Report (Date of earliest event reported)

Plains All American Pipeline, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14569	76-0582150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street, Suite 1600, Houston, Texas 77002
(Address of principal executive offices) (Zip Code)

713-646-4100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into A Material Definitive Agreement

On March 16, 2006, Plains All American Pipeline, L.P. (the “Partnership”) entered into a purchase agreement with several institutional investors in connection with the sale by the Partnership of 2,336,448 common units of the Partnership (the “Offering”) at a per unit price of $42.80. The closing of the Partnership’s sale of 2,336,448 common units is expected to occur on March 22, 2006.

The purchase agreement also provides that the Partnership is committed to sell and the purchasers are committed to buy an additional 1,168,224 common units for the same price per unit upon the closing of the Partnership’s acquisition of Andrews Petroleum, Inc. and related businesses. Additionally, the Partnership has the option to sell these additional units to the purchasers at any time as long as it believes the acquisition is reasonably likely to close. Until the Partnership exercises its option, each purchaser can terminate its obligation to purchase its share of the additional units in certain circumstances after May 1, 2006.

Item 7.01.              Regulation FD Disclosure

In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

On March 15, 2006, the Partnership issued a press release announcing the Offering. The common units are being offered pursuant to an effective shelf registration statement that the Partnership previously filed with the U.S. Securities and Exchange Commission. The Partnership is furnishing a copy of such press release as Exhibit 99.1 hereto.

Item 9.01.              Exhibits

(c)           Exhibits.

1.1	Purchase Agreement dated March 16, 2006 by and among Plains All American Pipeline, L.P., and the purchasers named therein.

5.1	Legal Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P. as to certain tax matters

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibits 5.1 and 8.1)

99.1	Press Release of Plains All American Pipeline, L.P. dated March 15, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.
Date: March 21, 2006
	By:	Plains AAP, L.P., its general partner

	By:	Plains All American GP LLC, its general partner

	By:	/s/ PHIL KRAMER
Name: Phil Kramer
Title: Executive Vice President